UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 04, 2024

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

(Exact name of Registrant as Specified in Its Charter)

Washington	001-41871	91-1069248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1015 Third Avenue
Seattle, Washington		98104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 206 674-3400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EXPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

The following information is included in this document as a result of Expeditors' policy regarding public disclosure of corporate information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS UNDER SECURITIES LITIGATION REFORM ACT OF 1995; CERTAIN CAUTIONARY STATEMENTS

Certain portions of this document contain forward-looking statements, which are based on certain assumptions and expectations of future events that are subject to risks and uncertainties. These forwarding looking statements include our ability to manage, right-size and reallocate headcount; that our employees will enable us to support an increase in our business when tonnage and volumes begin to meaningfully grow; that our compensation structure will continue to act as a regulator on salaries and related costs; that technology and efficiency gains can enhance our services and productivity; and the risk of economic uncertainty. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The forward-looking statements contained in this filing speak only as of this date and the Company does not assume any obligation to update them except as required by law.

SELECTED QUESTIONS & ANSWERS

1.
One thing that we believe to be (generally) true about the company is that headcount reduction is not something in which you typically engage, and you are willing to keep headcount temporarily higher than the market cycle may dictate. Is there anything particularly unique about this cycle that leads you to make this decision? Is it just the case that the "COVID boom" led you to overhire? To what extent are you replacing labor with technology in this particular cycle?

It is true that throughout our 40+ years, we have not conducted mass layoffs. Our unique performance-based compensation structure commits us all to hiring for profitable growth and acts as a regulator against over-hiring. We also know that it is expensive to recruit, hire, and train new employees, and it takes time for those new employees to become fully productive. With this understanding, we believe that growing the business is always a better approach to dealing with additional headcount, versus reducing headcount and essentially giving away the asset of knowledge.

During the pandemic we commented that the demand-driven supply chain bottlenecks pressed us to hire additional headcount to handle the spike in tonnage and volumes, particularly as each transaction required greater attention because of the complexity of finding space and routings to meet customer delivery deadlines. While we would not say that COVID boom led us to “overhire,” we did have to bring on additional headcount to manage the increased freight moving through our network. Those additional employees are now experienced and capable members of our workforce and will be even more valuable once tonnage and volumes begin to meaningfully grow again.

Regarding technology, we believe it enhances our services and productivity, but do not believe it will replace the labor necessary to move freight from origin to destination. Technology plays an ever-increasing role in that movement, which is why we continue to invest in our technology teams and infrastructure as we upgrade increasingly complex systems to integrate with both carriers and customers, while mitigating the inherent cyber risks that come with integration. We believe that moving freight will always be a combination of people, processes and technology.

2.
Do you expect to continue reducing headcount at the pace of reductions in 2023?

We will continue to carefully manage our headcount, but the majority of the reductions in 2023 were operational. That headcount is unlikely to continue coming down at same rate in 2024, as these employees, who are now trained and have the expertise, will enable us to increase our business when tonnage and volumes begin to meaningfully grow. We are, however, looking to reallocate some of our administrative and non-operational headcount back into operational roles.

3.
How can you enhance efficiency without reducing headcount more meaningfully?

We continually look at all avenues to enhance productivity, just as we always have. Our current focus is to adjust to conditions that are now more similar to pre-pandemic days than to what we experienced during the COVID lockdowns, when every transaction took longer and required more hands to complete due to the enormously complex operating conditions at the time. It is a careful balance. While we have been carefully managing headcount and are working to bring expenses back in line with lower volumes and transactions, as we experienced during the pandemic, we understand how difficult it can be to operate with too few people.

4.
Information systems headcount has grown more than 30% over the past four years. What’s driving the need for that growth?

As we noted above, technology plays an ever-increasing role in the movement of freight. It is why we have continued to invest in our technology infrastructure, particularly as we develop our core operating systems in-house and continually upgrade our increasingly complex systems to integrate with both carriers and customers, while working to mitigate the inherent cyber risks that come with that integration. It is also why we have recently hired both a Chief Information Security Officer and a Chief Technology Officer to oversee and enhance our critical systems.

5.
How are your non-financial productivity and efficiency metrics trending today vs. their pre-pandemic baselines in 2018-19? I’m thinking in terms of shipments per front line employee, or any other efficiency metrics you value internally.

The efficiency metric of shipments-per-person is quite close, as we have worked to reduce headcount (largely through attrition) to better match shipment and transaction volumes. Another gauge of efficiency measures operating income as a percentage of revenues less directly related cost of transportation and other expenses. That metric dropped below our ongoing target of 30% in the third and fourth quarters of 2023, something that had not happened since the first quarter of 2020. That was during the earliest days of the pandemic, when supply and demand was very uncertain, and later in 2020 quickly soared to record heights. The unwinding of that dislocation has been playing out since the second half of 2022, and we have been working to re-adjust to conditions that are now more similar to conditions prior to the pandemic.

6.
If cyclical conditions drive gross profit down again in 2024, what levers does Expeditors' variable comp structure still have to help protect your bottom line?

Our variable compensation structure, the fundamentals of which have been in place since we were founded, is built on low base salaries, overlaid with the financial incentive for performance-based bonus compensation that comes out of pre-tax operating income. If we perform well, our bonus pool compensates our employees accordingly. If we underperform, we are impacted by that underperformance. After directly related costs of transportation, employee compensation is our single greatest expense. Our primarily bonus-based compensation structure acts as a regulator on salaries and related costs. Salaries and related costs declined 17% in 2023 compared to 2022, largely due to lower bonus and commissions. Our incentive-based compensation structure is working as designed.

7.
How are the headcount reductions we've seen in 2023 split by employee function? What further opportunities to right-size the business do you see ahead?

Headcount, which we break out by geography and then by corporate functions, declined 9% when comparing December 31, 2023 to December 31, 2022. We continue to carefully manage down headcount to align with post-pandemic volumes and transaction levels. Information systems headcount is the only area that we continue to invest in and speaks to the ongoing critical need to continually develop, maintain, upgrade and integrate our information systems, while guarding against cyber intrusions.

As noted above, the majority of the reductions in 2023 were operational. That headcount is unlikely to continue coming down at same rate in 2024, as these employees, who are now trained and have the expertise, will enable us to support an increase in our business when tonnage and volumes begin to meaningfully grow. We are, however, looking to reallocate some of our administrative and non-operational headcount back into operational roles.

8.
You've always shared volume trends in ocean and air shipments, but don't disclose the volumes trends of customs brokerage transactions. How does the competitive landscape feel in customs brokerage today? Has your volume of customs transactions diverged from your freight volume in either direction?

The majority of our brokerage transactions are those for which we are responsible for contracting with the carrier to move the freight. In the current uncertain economy, shippers are very focused on reducing costs, having endured record capacity constraints andyes high pricing during COVID. Many pulled stock forward to pad inventories as a hedge against further supply chain disruptions that have now mostly dissipated. In part as a result of this, as well as other factors, we have seen shippers generally move smaller volumes in this uncertain environment. Lower levels of tonnage and volumes do not necessarily correlate to fewer transactions.

Regarding the competitive landscape in customs, we have generally not seen much change. Expeditors values this as a core business because we have always understood how to make it profitable. We also believe that customs brokerage is the heart of freight transportation business, as moving cargo across borders grows ever more complex because of the constantly changing regulations at every level around the world. Customs requires good people and expertise, not just technology.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

Date:	March 4, 2024	By:	/s/ BRADLEY S. POWELL
Bradley S. Powell, Senior Vice President and Chief Financial Officer